Exhibit 99.1
For Immediate Release

CONTACT: JAMES R. MOORE
                  URSTADT BIDDLE PROPERTIES INC.
                  (203) 863-8200

                     URSTADT BIDDLE PROPERTIES INC. REPORTS
         FINANCIAL RESULTS FOR THIRD QUARTER AND NINE MONTHS OF FISCAL 2003


         GREENWICH, CONNECTICUT, September 10, 2003 - Urstadt Biddle Properties Inc. (NYSE:UBA and UBP), a real estate investment trust, today announced its third quarter and first nine months financial results for the periods ended July 31, 2003.

Diluted funds from operations ("FFO") for the quarter ended July 31, 2003 increased to $7,283,000 or $0.27 per Common share and $0.30 per Class A Common share on higher shares outstanding compared to $5,209,000 or $0.25 per Common share and $.28 per Class A Common share in the third quarter of fiscal 2002. Net income applicable to Common and Class A Common stockholders for the quarter was $4,527,000 or $0.17 per diluted Common share and $0.19 per diluted Class A Common share, compared to $2,958,000, or $0.15 per diluted Common share and $0.16 per diluted Class A Common share in the corresponding three month period last year.

For the first nine months of fiscal 2003, diluted FFO increased to $20,792,000 or $0.76 per Common share and $0.84 per Class A Common share from $15,098,000 or $0.80 per Common share and $0.88 per Class A Common share for the same period in fiscal 2002. Net income applicable to Common and Class A Common stockholders for the first nine months of fiscal 2003 was $12,920,000 or $0.48 per diluted Common share and $0.54 per diluted Class A Common share compared to $12,081,000 or $0.65 per diluted Common share and $0.72 per diluted Class A Common share, for the same period last year. Net income in the nine-month period in fiscal 2002 included a gain of $3,071,000 on the repurchase of a portion of the Company's Series B preferred shares last year.

Commenting on the quarter's operating results, Willing L. Biddle, President and Chief Operating Officer of UBP, said "The increase in the Company's FFO and revenue growth is largely a result of recent shopping center acquisitions and new leasing completed over the past eighteen months. In this fiscal year alone, we have purchased four shopping centers totaling 438,000 square feet at a cost of $84 million. These purchases are in addition to the nearly $100 million in properties we acquired last year." Mr. Biddle also noted that "In May 2003, we sold 400,000 shares of a new issue of 8.5% Series C Cumulative Preferred Stock. The shares pay dividends at 8.5% per annum, payable quarterly and have been approved for listing on the New York Stock Exchange. We used $21.7 million of the net proceeds raised in the offering to acquire seven retail building units at the Somers Commons Shopping Center in Somers, New York during the quarter. Mr. Biddle continued "We expect to acquire additional shopping centers in our target region of Fairfield County, Connecticut and Westchester and Putnam Counties in New York when opportunities arise."

Non-GAAP Financial Measure
Funds from Operations ("FFO")

A reconciliation of FFO to net income applicable to Common and Class A Common stockholders, the GAAP measure the Company believes to be the most directly comparable, is in the financial tables accompanying this press release.

The Company believes that FFO is an appropriate financial measure of operating performance of an equity REIT. Although FFO is a non-GAAP financial measure, the Company believes it provides useful information to shareholders, potential investors and management. The Company computes FFO in accordance with standards established by the National Association of Real Estate Investment Trusts ("NAREIT"). FFO is defined by NAREIT as net income or loss, excluding gains (or losses) from debt restructuring and sales of properties plus depreciation and amortization, and after adjustments for unconsolidated joint ventures. FFO does not represent cash generated from operating activities in accordance with GAAP and is not indicative of cash available to fund cash needs. FFO should not be considered as an alternative to net income as an indicator of the Company's operating performance or as an alternative to cash flow as a measure of liquidity. Since all companies do not calculate FFO in a similar fashion, the Company's calculation of FFO presented herein may not be comparable to similarly titled measures as reported by other companies.

UBP is a self-administered equity real estate trust providing investors with a means of participating in ownership of income-producing properties with investment liquidity. UBP has paid 135 quarters of uninterrupted dividends since its inception in 1969.

Certain statements contained herein may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among other things, risks associated with the timing of and costs associated with property improvements, financing commitments and general competitive factors.
Urstadt Biddle Properties Inc. (NYSE: UBA and UBP)

                Urstadt Biddle Properties Inc. (NYSE: UBA and UBP)
                      Nine Months and Three Months Ended July 31, 2003 (in thousands, except per share data)

                                                                   Nine Months Ended       Three Months Ended
                                                                      July 31,                     July 31,
                                                                 2003          2002         2003         2002
Revenues:
Operating rents                                               $43,288       $29,592      $15,112      $10,673
Lease termination income                                            -           765            -          250
Interest and other                                                833           851          301          300
                                                                  ---           ---          ---          ---
      Total Revenues                                           44,121        31,208       15,413       11,223
                                                               ------        ------       ------       ------

Operating Expenses:
Property expenses                                              13,040         9,150        4,476        3,354
Interest                                                        6,083         3,530        2,020        1,650
Depreciation and amortization                                   7,598         5,784        2,665        2,161
General and administrative expenses                             2,600         2,269          702          673
                                                               ------         -----        -----        -----
     Total Operating expenses                                  29,321        20,733        9,863        7,838
                                                               ------        ------        -----        -----

Operating Income before Minority Interests                     14,800        10,475        5,550        3,385


Minority Interests                                                274           304           91           90
                                                                  ---           ---           --           --

Net Income                                                     14,526        10,171        5,459        3,295

Preferred Stock Dividends                                     (1,606)       (1,161)        (932)        (337)
Excess of Carrying Value over Cost to Repurchase
     Preferred Shares                                               -         3,071            -           -
                                                               ------         -----       ------       ------
Net Income Applicable to Common and Class A Common
Stockholders                                                  $12,920       $12,081       $4,527       $2,958
                                                              =======       =======       ======       ======

Diluted Earnings per Share:
Common                                                          $0.48         $0.65        $0.17        $0.15
                                                                =====         =====        =====        =====
Class A Common                                                  $0.54         $0.72        $0.19        $0.16
                                                                =====         =====        =====        =====

Weighted Average Number of Shares Outstanding:
Common and Common Equivalent                                    6,551         6,397        6,584        6,452
                                                                =====         =====        =====        =====
Class A Common and Class A Common Equivalent                   18,708        11,281       18,740       12,838
                                                               ======        ======       ======       ======

Cash Dividends Paid Per Share:
Common                                                          $0.57        $0.555        $0.19       $0.185
                                                                =====        ======        =====       ======
Class A Common                                                  $0.63        $0.615        $0.21       $0.205
                                                                =====        ======        =====       ======

 Reconciliation of Net Income Available to Common and
Class A Common Stockholders to Funds From Operations:
-------------------------------------------------------
-------------------------------------------------------

Net Income Applicable to Common and Class A Common
Stockholders                                                  $12,920       $12,081       $4,527       $2,958

Plus: Real property depreciation                                5,734         3,741        2,037        1,269
         Amortization of tenant improvements and
         allowances                                             1,513         1,645          518          769
         Amortization of deferred leasing costs                   351           398          110          123
         Minority Interest                                        274           304           91           90
Less: Excess of carrying value over cost to
repurchase preferred shares                                         -       (3,071)            -            -
                                                              -------       -------       ------       ------
           Funds from Operations (Diluted)                    $20,792       $15,098       $7,283       $5,209
                                                              =======       =======       ======       ======

Funds from Operations (Diluted) Per Share:
Common                                                          $0.76         $0.80        $0.27        $0.25
                                                                =====         =====        =====        =====
Class A Common                                                  $0.84         $0.88        $0.30        $0.28
                                                                =====         =====        =====        =====


